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The Shares have not been registered under the United States Securities Act of 1933 or the securities laws of any state (the "Securities Laws"). The Shares are being offered and sold in reliance on exemptions from the registration requirements of the Securities Laws. The Shares have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or other regulatory authority, nor have any of those agencies passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful. The Shares cannot be sold, transferred or otherwise disposed of unless that transaction is registered or exempt from registration under the Securities Laws, and the holder has provided the Company with a legal opinion acceptable to the Company to that effect.

Exhibit 10.1

STOCK PURCHASE AGREEMENT

    This STOCK PURCHASE AGREEMENT ("Agreement") is made effective as of November 13, 2000, between GLOBALMEDIA.COM, a Nevada corporation ("Company"), Standard Radio Inc., an Ontario corporation ("Standard Radio"), Gary Slaight ("Slaight") and David Coriat ("Coriat"), Lama Jama Investments, LLC, a Washington limited liability corporation ("Lama Jama"), (collectively, Standard Radio, Lama Jama, Slaight and Coriat may also be referred in this Agreement as "Investor" or "Investors"), and Jeffrey Mandlebaum, a Washington resident.

RECITALS

    A. Standard Radio is a current shareholder of Company and has one representative, Gary Slaight, currently sitting on the Company's board of directors. Slaight and Coriat are affiliated with Standard Radio.

    B. Lama Jama is 50% owned by Jeffrey Mandlebaum, the Company's current CEO, President and Chairman of the Board.

    C. The Company desires to sell to Investors, and Investors desire to purchase from the Company, 2,285,714 shares of the Company's common stock per share (the "Common Stock"), pursuant to the terms and conditions of this Agreement (the "Investment"). The Investment is being made in reliance on exemptions from registration and applicable state securities laws under the United States Securities Act of 1933 (the "Securities Act"). The shares subject to this Agreement have not been registered under the Securities Act or under the state securities laws of any state of the United States (collectively, the "Securities Laws").

    D. In connection with the Investment, the parties desire to enter into various other agreements as set forth in Section 2.

AGREEMENT

    In consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties agree as follows:

1.  PURCHASE AND SALE OF SHARES

    1.1  Purchase of Common Stock.  The Company will sell to the Investors, and the Investors will purchase from the Company, an aggregate of 2,285,714 shares of the Company's common stock (the "Shares") as follows:

Standard Radio	571,429 shares
Mr. Slaight	285,714 shares
Mr. Coriat	285,714 shares
Lama Jama	1,142,857 shares

    1.2  Purchase Price.  The Investors will pay to the Company U.S. $0.4375 per Share, for a total purchase price of U.S. $1,000,000 (the "Purchase Price"), as follows:

Standard Radio	$250,000
Mr. Slaight	$125,000
Mr. Coriat	$125,000
Lama Jama	$500,000

    Investors will pay the Purchase Price to the Company by wire transfer in United States' dollars at Closing.

    1.3  Delivery of Certificates.  The Company will cause its transfer agent to prepare a certificate or certificates representing the Shares, which certificate(s) will be delivered to the Investors at the Closing upon the Company's confirmed receipt of the Purchase Price.

2.  OTHER AGREEMENTS

    2.1  Registration Rights Agreement.  The Company and the Investors will enter into a Registration Rights Agreement ("Registration Rights Agreement"), in substantially the form attached to this Agreement as Exhibit  A, with regard to the Shares and all shares of the Company stock held by the Investors that are not otherwise registered.

    2.2  Amendment to Previous Standard Radio Investment Documents.  The Company and Standard Radio will amend the existing Private Placement Subscription Agreement between them, dated September 6, 2000, to provide for a per share price of $0.4375 per share, as provided in an Amended Private Placement Subscription Agreement, in substantially the form attached to this Agreement as Exhibit B ("Amended Standard Agreement")

    2.3  Common Stock Purchase Warrant.  The Company will exchange the common stock purchase warrant, dated September 6, 2000, held by Standard Radio for an Amended Common Stock Purchase Warrant, in substantially the form attached to this Agreement as Exhibit C ("Amended Warrant"), which provides for a warrant exercise price of $0.4375 per share.

    2.4  Metcalfe Agreement.  Michael Metcalfe will sell to Standard Radio 1,000,000 shares of Common Stock held by him (the "Metcalfe Shares"), at $0.02 per share, as provided in a Stock Purchase Agreement, in substantially the form attached to this Agreement as Exhibit D ("Metcalfe Agreement").

    2.5  Mandelbaum Stock Option Agreement.  The Company will grant options to purchase 300,000 shares of common stock (the "Options") to Mr. Mandelbaum in exchange for his continued service as Chairman of the Board, as provided by a Stock Option Agreement in substantially the form attached to this Agreement as Exhibit E ("Option Agreement").

    2.6  Amendment to Mandelbaum Executive Agreement.  The Company and Mr. Mandelbaum will amend Mr. Mandelbaum's Executive Agreement as provided in an Amendment No. 1 to Executive Agreement, in substantially the form attached to this Agreement as Exhibit F ("Executive Agreement Amendment").

    2.7  Porter Option Agreement and Escrow Agreement.  The Company will grant fully vested options to purchase 228,572 shares of common stock (the "Porter Options") to L. James Porter, as a bonus in connection with his service as the Company's Chief Financial Officer, as provided by a Stock Option Agreement in substantially the form attached to this Agreement as Exhibit G ("Porter Option Agreement") and the Attorney Escrow Agreement in substantially the form attached as Exhibit 1 to the Porter Option Agreement. The aggregate exercise price for the Porter Options is $100,000.25. Mr. Porter will exercise those options and deliver the exercise price to the Company in immediately available funds on November 17, 2000.

    2.8  Board of Directors.  Effective as of the Closing date, the Board will be reorganized with resignations from Winston Barta and L. James Porter, and with David Coriat appointed to fill one of the vacancies. Mr. Mandelbaum, Mr. Metcalfe, Mr. Slaight and Barr Potter will maintain their positions as directors. Mr. Mandelbaum will continue as Chairman of the Board.

3.  CLOSING

    3.1  Closing; Closing Date.  Closing of the transactions contemplated in this Agreement (the "Closing") will take place via facsimile transmission at 11:00 a.m. on November 14, 2000, or at such other place, date, and time as may be agreed upon by the parties (the "Closing Date").

    3.2  Closing Deliveries.  In addition to executing and delivering this Agreement, the parties will deliver the following at Closing (the "Closing Deliveries"):

       3.2.1  Deliveries by the Company.  The Company will deliver:

          (a) A certificate or certificates prepared by Company's transfer agent representing the Investors' respective Shares upon confirmation of the payment by each of the Investors of their portion of the Purchase Price.

          (b) An executed Registration Rights Agreement.

          (c) An executed Amended Standard Agreement and a certificate or certificates prepared by Company's transfer agent representing the additional shares issuable to Standard Radio under that agreement.

          (d) An executed Amended Warrant.

          (e) The Metcalfe Agreement executed by Mr. Metcalfe and a certificate or certificates prepared by Company's transfer agent representing the shares sold to Standard Radio under that agreement.

          (f) An executed Executive Agreement Amendment.

          (g) An executed Mandelbaum Option Agreement.

          (h) An executed Porter Option Agreement, Notice of Exercise, Attorney Escrow Agreement each executed by Mr. Porter and confirmed wire transfer of the $100,000.25 exercise price for the option shares.

          (i) Written resignations from Winston Barta and L. James Porter.

          (j) Board resolutions approving the transactions contemplated by this Agreement and appointing David Coriat to fill a vacancy on the Company's Board of Directors.

       1.1.2  Deliveries by the Investors.  The Investors will deliver:

          (a) Confirmed wire transfer to the Company of $500,000 from Lama Jama, $250,000 from Standard Radio, $125,000 from Mr. Coriat and $125,000 from Mr. Slaight.

          (b) The Registration Rights Agreement executed by the Investors and Mr. Mandelbaum.

          (c) The Amended Private Placement Agreement executed by Standard Radio.

          (d) The Metcalfe Agreement executed by Standard Radio, Mr. Slaight and Mr. Coriat, and payment of the purchase price under that agreement in immediately available funds.

          (e) The Mandelbaum Option Agreement accepted by Mr. Mandelbaum.

          (f) The Executive Agreement Amendment executed by Mr. Mandelbaum.

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

    To induce Investors' execution of this Agreement and consummation of the transactions contemplated by this Agreement, the Company represents, warrants and covenants as follows:

    4.1  Corporate Organization; Authorization.  The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Nevada and has full corporate power and authority to enter into this Agreement and to issue the Shares, the Amended Warrant, and the shares issuable upon exercise of the Amended Warrant (the "Securities") to the Investors. This Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

    4.2  Capital Stock.  The Company has authorized capital stock consisting of 200,000,000 shares of Common Stock and 100,000,000 shares of preferred stock,, of which 8,500 had been designated Series A Convertible Preferred Stock, and 5,000 of which has been designated as Series B Convertible Preferred Stock, and 5,000 of which has been designated as Series C Convertible Preferred Stock. As of November 13, 2000, the Company had 29,157,090 outstanding shares of Common Stock, 3,975 outstanding shares of its Series A Convertible Preferred Stock, 5,000 outstanding shares of its Series B Convertible Preferred Stock, and no outstanding shares of its Series C Convertible Preferred Stock.

    4.3  Reporting Compliance.  The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the Company has filed all materials required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for a period of at least 12 months immediately preceding the date of this Agreement.

    4.4  Disclosure.  The Company has delivered to the Investors copies of its Form 10-KSB for fiscal year ending July 31, 2000, which will be filed contemporaneously with the execution of this Agreement, and all other documents and information that the Investors have requested in connection with the Investment (the "Disclosure Documents"). The information concerning the Company set forth in the

Disclosure Documents was, of the date thereof, complete and accurate in all material respects and, to the best of the Company's knowledge, did not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Upon request, the Company will provide to the Investors any additional reports filed with the SEC after the date of this Agreement but prior to the Closing Date.

    4.5  Characteristics of the Shares.  The Securities when paid for, issued and delivered to Investors pursuant to this agreement or the Amended Warrant, will be duly and validly authorized and issued, fully paid, and nonassessable. There are no preemptive rights to acquire Common Stock of the Company.

    4.6  Consents.  Except for the consent of the Rose Glen Investments, holder of the Company's Series A and B preferred stock, no consent or approval by any third person or public authority is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement by the Company or the issuance of the Shares, Amended Warrant or Options.

5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTORS

    As an inducement to, and with the intent that the Company rely on the accuracy thereof, each Investor represents, warrants and covenants, severally and not jointly, as follows:

    5.1  Organization.  The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization. The Investor has the requisite power and is duly authorized under all applicable laws, regulations and ordinances, to acquire Securities. The execution, delivery and performance of this Agreement will not violate any provision of Investor's governing charter or any other contractual or legal obligation of Investor.

    5.2  Approval of Agreement.  The Investor has taken all action required by applicable law, its governing charter, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. This Agreement is the legal, valid, and binding obligation of the Investor, enforceable in accordance with its terms. The Investor is not required to obtain the authorization, approval, consent, or order of, or make a registration or filing, with any court or other regulatory or governmental body in connection with the execution and delivery by Investor of this Agreement and the consummation by Investor of the transactions contemplated by this Agreement. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement, will not result in the breach of any term or provision of, constitute an event of default under, or require the consent or approval of any third party pursuant to any material contract, agreement, or instrument to which the Investor is a party or to which any of its properties or operations are subject.

    5.3  Information.  The information concerning the Investor provided to the Company in connection with this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

    5.4  Risk Factors.  The Investor has been informed and fully understand that there are significant risks associated with purchasing the Securities, including without limitation those set forth in the Disclosure Documents, which factors the Investor has considered carefully before executing this Agreement.

    5.5  Investors' Financial Condition.  The Investor certifies that it is an "accredited investor," as defined in Regulation D under the Securities Act or a "non-U.S. person," as defined in Regulation S under the Securities Act. The Investor is capable of bearing the economic risk and the burden of an investment in the Securities, including, but not limited to, the possibility of the complete loss of the

Purchase Price. The Investor understands that there are substantial restrictions on the transferability of the Securities which may make the liquidation of the Securities impossible for the immediate future.

    5.6  Disclosure.  The Investor has received copies of the Disclosure Documents. All documents requested by Investor have been made available for inspection and copying. The Investor has been supplied with all of the additional information concerning the Securities and the Company that Investor has requested. As current shareholders and/or entities with representatives or members on the Company's Board, the Investors have full information as to the Company's business and financial condition.

    5.7  No Registration.  Investor acknowledges that the Securities are being issued without being registered under the Securities Laws. The Securities are being acquired by the Investor for its own account, for investment (and not on behalf of, or with a view toward distribution to, any other person) under exemptions from the registration provisions of the Securities Laws, except as set forth in the Registration Rights Agreement. Investor acknowledges that it must therefore hold the Securities indefinitely unless they are subsequently registered under the Securities Laws or exemptions from such registration are available, and that the Company will place stop transfer instructions with respect to the Securities. Except as otherwise provided in this Agreement or the Registration Rights Agreement, the Company is under no obligation (a) to register the Securities or take any other action which would make an exemption from registration available, or (b) to cause or permit the Securities to be transferred in the absence of such registration or an opinion satisfactory to the Company's counsel that an exemption is available.

    5.8  Exclusive Reliance on this Agreement; No Oral Representations.  In making the decision to purchase the Securities, as the case may be, Investor has relied exclusively upon the information provided by this Agreement, the Disclosure Documents, information in any books, records or documents of the Company provided by the Company to Investor in connection with this Agreement, and Investor's knowledge of the Company by virtue of its representative's or member's seat on the Board of Directors. Investor confirms that it is not relying upon any oral representations or statements made by the Company or by any other person in purchasing the Securities.

    5.9  Rule 144.  Investor acknowledges (a) that the Securities are restricted securities, as defined in Rule 144 under the Securities Act, (b) that the Securities may not be resold in reliance on Rule 144 for at least one year after issuance, and (c) that once the Securities are eligible for resale under Rule 144, they will be subject to certain resale restrictions contained in Rule 144, including volume limitations and restrictions on the manner of resale, until they have been held for two years as provided in Rule 144. If Investor is an affiliate of the Company for purposes of Rule 144, Investor understands that certain restrictions on resale would continue to apply under Rule 144 for so long as Investor is an affiliate. Investor acknowledges that it will be an affiliate of the Company for so long as a nominee or member of Investor sits on the Company's Board of Directors.

    5.10  Legend.  Investor acknowledges that the certificates representing the Securities will bear substantially the following legend until such legend can be removed under applicable securities laws:

  These securities have not been registered under the united states securities act of 1933, as amended (the "act"), or the securities laws of any state and were offered and sold in reliance on exemptions from the registration requirement of the act and such laws. These securities have not been approved or disapproved by the securities and exchange commission, any state securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of these securities. Any representation to the contrary is unlawful. These securities cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the act, and/or the laws of certain states, or unless an exemption from such registration is available and the holder has provided the company with a legal opinion acceptable to the company to that effect.

  [Standard Radio, Coriat and Slaight Shares only] These securities have been issued under Regulation S of the Securities Act of 1933, as amended (the "Securities Act") as securities issued outside the United States. No interest in these securities may be sold or offered for sale outside the United States unless such sale or offer to sell satisfies the conditions for resale under Regulation S of the Securities Act. Hedging transactions with regard to the securities evidenced by this Amended Private Placement Subscription Agreement may not be conducted unless in compliance with the Securities Act.

  [Standard Radio, Coriat and Slaight Shares only] The securities to which this Amended Private Placement Subscription Agreement relates are subject to a hold period in all of the provinces of Canada and may not be traded in any of the Provinces of Canada except as permitted by applicable securities legislation.

    5.11  Further Actions.  The Investor will execute and deliver to the Company, at, before or after the Closing, such further letters of representation, acknowledgment, suitability or the like, as the Company and its counsel may reasonably request in connection with the Company's reliance on exemptions from registration under the Securities Laws.

    5.12  No Other Assurances.  The Investor acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS

    6.1  Company's Closing Conditions.  The obligation of the Company to close the transactions contemplated under this Agreement is subject to the fulfillment, on or before Closing, of each of the following conditions, unless waived in writing:

       6.1.1  Representations and Warranties.  The representations and warranties of each Investor contained in Section 5 will be true and correct as of the Closing date with the same effect as though such representations and warranties had been made on and as of the Closing date.

       6.1.2  Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by each Investor or Mr. Mandelbaum on or prior to the Closing will have been performed or complied with in all material respects.

       6.1.3  Closing Deliveries.  Each Investor and Mr. Mandelbaum has delivered all of their respective Closing Deliveries to the Company.

    6.2  Investors' Closing Conditions.  The obligation of the Investors to close the transactions contemplated under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived in writing:

       6.2.1  Representations and Warranties.  The representations and warranties of the Company contained in Section 4 will be true and correct as of the Closing date with the same effect as though such representations and warranties had been made as of the Closing date.

       6.2.2  Performance.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing will have been performed or complied with in all material respects.

       6.2.3  Closing Deliveries.  The Company has delivered all of its Closing Deliveries to the Investors.

    6.3  Condition to Both Parties Obligations.  The obligations of each party to close the transactions contemplated under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, unless waived in writing:

       6.3.1  Consent.  The holder of the Company's Series A and Series B preferred stock has consented in writing to this Agreement and the transactions contemplated in this Agreement.

       6.3.2  Pending Claims.  No claim, action, suit, investigation, or proceeding is pending against any of the Investors, Mr. Mandelbaum or the Company for the purpose of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that either this Agreement or the consummation of the transactions contemplated in this Agreement are illegal.

       6.3.3  Other Items.  Each party has received such further documents, certificates or instruments relating to the transactions contemplated by this Agreement as the other party may reasonably request.

7. INDEMNIFICATION

       7.1  Indemnification by Investors.  Each Investor, severally, and not jointly, will:

       7.1.1 indemnify and hold harmless the Company and its directors, officers, agents and employees, and each person, if any, who controls the Company within the meaning of the Securities Act ("Affiliates"), from and against any and all claims, damages, expenses, liabilities, or actions ("Claims") to which any of them may become subject under applicable law (including the Securities Laws, Securities Act and the Exchange Act).

       7.1.2 reimburse them for any legal or other expenses reasonably incurred by them in connection with the investigation or defense of any Claims arising out of or based upon (1) a misrepresentation or alleged misrepresentation of material fact contained in any application or statement filed with a governmental body by the Company or (2) the omission or alleged omission of a material fact required to be stated therein, or necessary in order to make the statements made therein not misleading, but only insofar as any such misrepresentation or omission was made in reliance upon and in conformity with information furnished in writing by the Investor, and

       7.1.3 furnish a written letter or statement confirming the accuracy of any information provided to the Company by the Investor, any time upon the request of the Company.

This Section 7.1 will remain operative and in full force and effect, regardless of any investigation, made by behalf of the Company and will survive the consummation of the transactions contemplated in this Agreement.

    7.2  Indemnification by the Company.  The Company will

       7.2.1 indemnify and hold harmless each Investor and their respective Affiliates from and against any Claims to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act),

       7.2.2 (b) will reimburse them for any legal or other expenses reasonably incurred by them in connection with the investigation or defense of any Claims (1) arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any proxy statement, report, application or statement filed with a governmental body by Investors, or (2) arising out of or based upon the omission or alleged omission of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by the Company expressly for use therein, and

       7.2.3 at any time upon the request of an Investor to furnish to it a written letter or statement confirming the accuracy of the information with respect to the Company contained in any document referred to in this Agreement.

    7.3  Survival; Liability.  The representations, warranties, and covenants of the respective parties as set forth in this Agreement will survive the Closing and consummation of the transactions contemplated by this Agreement for a period of one year from the date of this Agreement. The Company's cumulative liability to Investors for breaches of this Agreement under Section 7.1 and otherwise will not exceed the Purchase Price.

8.  TERMINATION

    8.1  Right to Terminate.  Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated in this Agreement abandoned at any time prior to Closing:

       8.1.1  Mutual Consent.  By mutual written consent of the parties;

       8.1.2  No Approvals.  By either party due to the Company's inability (through no fault of the Company) to obtain any required consents;

       8.1.3  Delay.  By either party if the Closing has not occurred by      , 2000. However, the right to terminate this Agreement under this Section 8.1.3 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

       8.1.4  Court Order.  By either party if a court or governmental agency of competent jurisdiction will have issued an order, decree, or ruling permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action will have become final and nonappealable;

       8.1.5  Breach by Company.  By the Investors if the Company breaches any of the Company's representations or warranties in any material respect or fails to comply in any material respect with any of the Company's covenants or agreements contained in this Agreement; or

       8.1.6  Breach by the Investors.  By the Company if either Investor breaches any of its representations or warranties in any material respect or fails to comply in any material respect or fail to comply in any material respect with any of the Investor's covenants or agreements contained in this Agreement.

    8.2  Effect of Termination.  The party choosing to terminate this Agreement under Section 8.1 must give prior written notice of termination to the other party. The parties will thereafter be released from all liabilities and obligations arising under this Agreement, unless termination arises from a breach of this Agreement or except as otherwise provided in this Agreement. Nothing in this Agreement will relieve any party from liability for any intentional breach of this Agreement.

9.  GENERAL PROVISIONS

    9.1  Amendment or Waiver.  Every right and remedy provided in this Agreement will be cumulative with every other right and remedy, whether conferred in this Agreement, at law, or in equity, and may be enforced concurrently with any right conferred by this Agreement, and no waiver by any party of the performance of any obligation by the other will be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended by a writing signed by the parties, with respect to any of the terms contained in this Agreement. Any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

    9.2  Attorney Fees.  If any party prevails in any action or suit to enforce this Agreement or to secure relief from any default under or breach of this Agreement, the non-prevailing party or parties will reimburse the prevailing party or parties for all costs, including without limitation reasonable attorney fees incurred in connection with such dispute and in enforcing or collecting any judgment rendered pursuant to such dispute.

    9.3  Governing Law.  This Agreement will in all respects, including all matters of construction, validity, and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without reference to any rules governing conflicts of laws.

    9.4  No Brokers.  Investors and the Company agree that no third person has in any way brought the parties together or been instrumental in the negotiation, execution, or consummation of this Agreement. Investors and the Company each agree to indemnify the other against any claim by any third person for any commission, brokerage, finders fee, or other payment with respect to this Agreement or the transactions contemplated hereby based upon any alleged agreement or understanding between such party and such third person, whether expressed or implied, arising from the actions of such party. The covenants set forth in this Section 9.4 will survive the Closing Date and the consummation of the transactions contemplated by this Agreement.

    9.5  No Public Announcement.  Neither of the parties to this Agreement will, without the approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement unless that party has first provided a copy of such press release or public announcement to the other party at least three days prior to release. However, nothing contained in this Agreement will prohibit any party from making (a) any public disclosure or announcement which is required by law, or (b) making a public announcement on or after the Closing Date with respect to the completion of the transactions contemplated by this Agreement.

    9.6  Notices.  All notices, demands, requests, or other communications required or authorized under this Agreement will be deemed given sufficiently if in writing and if personally delivered; if sent by confirmed facsimile transmission, registered or certified mail, return receipt requested and postage prepaid; or courier delivery:

If to Investors:	With a copy to:
Standard Radio Inc. 2 St. Clair Avenue West Toronto, Ontario M4V 1L6 Canada Facsimile: (416) 323-6828 Attention: David Coriat Gary Slaight	Facsimile: Attention:
Gary Slaight 112 Buckingham Avenue Toronto, Ontario M4N 1R6 Canada Facsimile: (416) 322-6800	Facsimile: Attention:
David Coriat 85 Samantha Circle Richmond Hill, Ontario L4B 2S1 Canada Facsimile: (905) 889-2494	Facsimile: Attention:
Lama Jama Investments, LLC Facsimile: Attention: Jeffrey Mandelbaum	Facsimile: Attention:
If to the Company:	With a copy to:
Global Media Corp. 400 Robson Street Vancouver, BC V6B 2B4 CANADA Facsimile: 604-688-2987 Attention: L. James Porter	Davis Wright Tremaine LLP 1501 Fourth Avenue, Ste. 2600 Seattle, Washington 98101-1688 Facsimile: 206-628-7699 Attention: Eugenie D. Mansfield

or such other addresses and facsimile numbers as will be furnished in writing by any party in the manner for giving notices hereunder. Any such notice, demand, request, or other communication will be deemed to have been given as of the date personally delivered or on the first business day after a legible copy sent by facsimile transmission is received, three days after the date mailed by registered or certified mail, or on the first business day after the date sent by overnight courier delivery.

    9.7  Third-Party Beneficiaries.  This Agreement is solely between the Company, the Investors and Mr. Mandelbaum, and no director, officer, stockholder, employee, agent, independent contractor or any other person or entity will be deemed, in such capacity, to be a third-party beneficiary of this Agreement.

    9.8  Independent Counsel.  Investors and Mr. Mandelbaum acknowledge that the Company has recommended that each of them obtain independent legal advice regarding this Agreement, and that each of them has had an adequate opportunity to do so. Investors acknowledge that Davis Wright Tremaine LLP, legal counsel for the Company, has not represented Investors.

    9.9  Entire Agreement.  This Agreement and the documents to be delivered pursuant to this Agreement, represent the entire agreement between the parties relating to their subject matter. There are no other courses of dealing, understanding, agreements, representations, or warranties, written or oral, except as set forth in this Agreement or such documents.

    9.10  Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will be but a single instrument.

Signatures on next page

    Executed as of the date first set forth above.

INVESTORS:
STANDARD RADIO, INC.
By David Coriat Executive Vice President
LAMA JAMA INVESTMENTS, LLC
By Name: Its
MR. MANDELBAUM
Jeffrey Mandelbaum
COMPANY: GLOBALMEDIA.COM
By: Name: Title:
ADDITIONAL INVESTORS:
Gary Slaight
David Coriat

QuickLinks

STOCK PURCHASE AGREEMENT
RECITALS
AGREEMENT
1. PURCHASE AND SALE OF SHARES
2. OTHER AGREEMENTS
3. CLOSING
4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY
5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INVESTORS
6. CONDITIONS PRECEDENT TO OBLIGATIONS
7. INDEMNIFICATION
8. TERMINATION
9. GENERAL PROVISIONS